REGISTRATION RIGHTS AGREEMENT
      This Registration Rights Agreement (the "Agreement") is made and entered into as of June __, 1998, by and between Electrosource, Inc., a Delaware corporation (the "Seller"), and Kamkorp Limited, a private limited company registered in England (together with any permitted assigns, the "Buyer").

                            RECITALS

      A. Seller and Buyer have executed that certain Stock Purchase Agreement, dated as of June 2, 1998, between the Seller and the Buyer (the "Stock Purchase Agreement"), pursuant to which the Seller has agreed to sell, and Buyer has agreed to buy, the Shares, all subject to the terms and conditions set forth therein (all terms not otherwise defined herein have the meanings set forth in the Stock Purchase Agreement).

      B.    It is a condition to Closing that the Seller and  the
Buyer  enter  into  this  Agreement  to  govern  the  terms   and
conditions governing the Shares.

      C. The Buyer and the Seller desire to enter into this Agreement upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.   Registration Rights.

     1.1 With respect to the Shares, the Buyer shall have the registration rights set forth in Section 1.1(a) and 1.1(b).

          (a) The Buyer shall have the right, no more than twice in any calendar year, by written notice to the Seller, to require the Seller to register the sale under the Securities Act of 1933, as amended (the "Securities Act") of all or any of the Shares
("Demand Covered Shares") representing at least five percent (5%) of the shares of Common Stock outstanding. The Seller shall have no obligation with respect to the selection by the Buyer of any underwriter to be used in connection with such sale, but shall have the right to approve such selection, which approval shall not be unreasonably withheld or delayed. The Seller shall be entitled to sell shares of Common Stock (to be newly issued or from shares held in treasury) on the same terms and conditions as apply to the Buyer's Demand Covered Shares and/or to have other shareholders sell shares of Common Stock pursuant to such demand registration pursuant to the same such terms and conditions unless the Buyer's underwriters believe, or if the offering is not underwritten, upon a good faith determination by the Buyer's
Board of Directors or a committee thereof that such inclusion would adversely affect the success of the proposed offering by the Buyer. The Seller shall be entitled to defer filing any registration statement with respect to such demand registration
(A) for a reasonable period in order to insure that such filing would not result in an effective registration statement within six (6) months of an underwritten offering by the Seller of its securities for its own account or (B) for a period of up to ninety (90) days upon a good faith determination by the Seller's management that the filing of a registration statement at such time would be detrimental to the Seller due to a material acquisition or financing or for other cause. Buyer may request that the Seller withdraw any such registration statement at any time prior to its effectiveness; provided that, any such withdrawn registration statement shall be treated as a completed registration fulfilling the obligations of the Seller pursuant to this section 1.1(a) unless the Buyer shall reimburse the Seller for all of the Seller's costs and expenses incurred in connection with such registration within thirty days following the request to withdraw. The Seller covenants and agrees that it will not grant any registration rights to any other person that would conflict or be inconsistent with the provisions of this Section
1.1(a).

          (b) If the Seller proposes to sell shares of Common Stock for its own account and to register the sale of such shares under the Securities Act, or if the Seller proposes to register the sale of shares of Common Stock to be sold for the account of any shareholder, it shall give written notice of such proposed registration to Buyer as promptly as possible and shall, subject in all cases to Section 1.2, use its commercially reasonable efforts to include in the offering such number of shares of Common Stock then owned by Buyer as Buyer shall request to be included ("Piggyback Covered Shares" and together with Demand
Covered Shares, "Covered Shares") within twenty-five (25) days after the giving of such notice, such offering to be upon the same terms (including method of distribution) as the securities being sold by the Seller or any selling shareholder pursuant to any such offering.

     1.2 The Seller's obligation to include Piggyback Covered Shares owned by Buyer in any offering pursuant to Section 1.1(b) shall in all cases be subject to the following limitations and qualifications:

          (a) The Seller shall not be required to give notice to Buyer or include such shares in any such registration if the proposed registration is (A) a registration of a stock option or compensation plan or of Common Stock issued or issuable pursuant to any such plan, (B) a registration of Common Stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, or (C) to be on a form of registration statement for which the Piggyback Covered Shares are not eligible;

          (b) The Seller may require that the number of Piggyback Covered Shares requested to be included in such registration be reduced, or that all such shares be excluded from any such registration, if it is advised in writing by its managing underwriter (or, if the offering is not underwritten, upon a good faith determination by the Seller's board of directors) that such reduction or exclusion, as the case may be, is necessary to avoid materially adversely affecting the public offering of the securities being offered by the Seller or other shareholder. If the Seller shall require such a reduction, Buyer shall have the right to withdraw from the offering;

          (c) In the event that the number of shares of Common Stock included in any registration is to be reduced pursuant to Section
1.2(b):

               (i) If the registration in question is one initiated exercising such person's demand registration rights by any person or persons other than the Seller, in order to allow the sale of Common Stock for the account of such person or persons, then any reduction in the number of shares to be included in such registration shall first affect only shares other than the shares of Common Stock requested to be included by the person or persons initiating the registration;

               (ii) If the registration in question is one initiated by the Seller in order to allow the sale of Common Stock for the account of the Seller, then any reduction in the number of shares to be included in such registration shall be applied pro rata among all parties having piggyback registration rights in proportion to the number of shares requested to be registered by each; and

               (iii)Subject to Sections 1.2(c)(i) and 1.2(c)(ii), in the event that the Seller requires that the number of shares to be included in such registration be reduced, such reduction shall be applied pro rata among all parties having piggyback registration rights in proportion to the number of shares requested to be registered by each.

          (d) The Seller shall not be required to include any Piggyback Covered Shares in any registration to the extent that the inclusion thereof would result in a reduction in the number of shares included in the registration by the person or persons
(including the Seller) initiating the registration in question or would reduce the per share price of the offering.

          (e) The Seller may, in its sole discretion and without the consent of Buyer, withdraw such registration statement and abandon the proposed offering in which Buyer had requested to participate.

     1.3 In connection with any registration of Covered Shares undertaken by the Seller pursuant to this Section 1, the Seller shall:

          (a) prepare and file promptly with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current for such period not to exceed 180 days as Buyer shall request and to comply with the provisions of the Securities Act with respect to the sale of all Covered Shares covered by such registration statement during such period;

          (c) notify the Buyer of any stop order threatened or issued by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

          (d) provide Buyer a reasonable opportunity to review prior to filing (A) any registration statement filed by the Seller in connection with a registration in which Buyer is participating pursuant to this Section 1, and (B) any amendments or supplements to such registration statement and any prospectus used in connection therewith;

          (e) use its best efforts to register or qualify the Covered Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Buyer shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable Buyer to consummate the sale in such jurisdictions of such shares;
provided that the Seller shall not for any such purpose be required to register or qualify the covered shares covered by such registration statement in any jurisdiction in which the Common Stock is not then qualified for public trading, to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 1.3(e) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction, and provided further that, in the case of a registration pursuant to section 1.1(b), in the event that the Buyer proposes to sell such shares in any jurisdiction in which neither the Seller nor any selling shareholder other than Buyer proposes to sell shares being registered, the expense of registration or qualification in any such additional jurisdictions other than those in which the Seller or any selling shareholder other than Buyer proposes to sell, including all legal fees incurred in connection with such additional registrations or qualifications, shall be borne by Buyer;

          (f) notify Buyer at any time when a prospectus relating to the Covered Shares covered by such registration statement is required to be delivered under the Securities Act, of the Seller's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Buyer promptly prepare and furnish to Buyer a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) use its best efforts to cause all of the Covered Shares included in such registration statement to be listed on each securities exchange on which securities of the same class issued by the Seller are then listed or, if there shall then be no such listing, to be accepted for quotation on NASDAQ in the same manner as other securities of the same class by Seller are then quoted; and

          (h) provide a transfer agent and registrar for the Covered Shares covered by such registration statement not later than the effective date of such registration statement;

     1.4 In the course of, and in connection with, any offering or sale by the Buyer of Common Stock in connection with the registration of Covered Shares pursuant to this Section 1:

          (a) The Seller shall furnish to Buyer such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents as Buyer may reasonably request;

          (b) If the Seller has delivered to the Buyer preliminary or final prospectuses and, after having done so, the prospectus or preliminary prospectus must be amended or supplemented in order to comply with the requirements of the Securities Act, the Seller shall promptly notify the Buyer and, if reasonably requested by the Seller, the Buyer shall immediately cease making offers of Common Stock and return all prospectuses and preliminary prospectuses then in this possession to the Seller in exchange for a reasonable number of copies of the revised or supplemented prospectus or preliminary prospectus, and, following receipt such revised or supplemented documents, the Buyer shall be free to resume its offer.

          (c) If the Buyer's offering is underwritten and the underwriters require that the Seller deliver to them in connection with such offering (i) an opinion of counsel for the Seller or (ii) a "comfort letter" signed by the Seller's independent public accountants, the Seller shall use its best efforts to cause the Buyer and Buyer's underwriters to be named as addressees on any such letters.

          (d) The Seller shall, consistent with conducting its ordinary business and upon reasonable notice, make its executive officers generally available to assist in any underwritten offering by the Buyer, including without limitation for the purposes of conducting a reasonable number of "road show" presentations in connection with an underwritten offering, and shall generally cooperate in all reasonable ways with the Buyer in the conduct of any offering.

     1.5 For as long as Buyer shall continue to hold any Covered Shares, the Seller shall use reasonable efforts to file, on a timely basis, all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the rules and regulations of the Commission thereunder, as amended from time to time. In the event of any proposed sale of Covered Shares by Buyer pursuant to Rule 144 (or any successor rule) under the Securities Act, the Seller shall cooperate with Buyer so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the Seller's transfer agents, and the reasonable requirements of the broker through which the sales are proposed to be executed.

     1.6 The costs and expenses of any registration effected pursuant to this Section 1 shall be allocated as provided in this Section
1.6:

          (a) "Registration Expenses" shall mean all expenses incurred by the Seller in complying with this Section 1, including, without limitation, all registration, qualification and filing fees, printing expenses, messenger, telephone, postage and delivery expenses, escrow fees, transfer agents' and registrars' fees, fees and disbursements of counsel for the Seller, blue sky fees and expenses, underwriters (excluding discounts and conversion but including liability insurance if the Seller so desires or the underwriters so require) and the expense of the Seller's accountants, including the cost of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Seller which shall be paid in any event by the Seller).

          (b) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of counsel for any holder.

          (c) In connection with any registration pursuant to section 1.1(a), the Seller shall pay all Registration Expenses, and Buyer shall pay all Selling Expenses; provided that, in the event that the Seller or any other person shall include shares of Common
Stock in such registration, Selling Expenses (other than fees and disbursements of counsel to any such person) shall be shared among all such persons including shares pro rata based upon the number of Common Shares included in the registration by each such person.

          (d) In connection with any registration initiated by the Seller in which Buyer participates pursuant to section 1.1(b), the Seller shall pay all Registration Expenses, and Buyer shall pay all Selling Expenses attributable to the inclusion in the offering of the Covered Shares being sold by Buyer.

          (e) In connection with any registration initiated by any person other than the Seller or the Buyer in which Buyer participates pursuant to section 1.1(b), the Seller or such person shall pay all Registration Expenses, as may be provided by the agreement granting registration rights to such person, and Buyer shall pay all Selling Expenses attributable to the inclusion in the offering of the Covered Shares being sold by Buyer.

     1.7 In the case of each registration effected by the Seller pursuant to this Section 1, the Seller agrees to indemnify and hold harmless Buyer, each person who controls the Buyer, the directors and employees of Buyer, each underwriter of the Covered Shares so registered and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Seller, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions (including the costs of enforcing the indemnification obligations hereunder), insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of the Covered Shares, or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented if the Seller shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Seller is required to keep the registration statement to which prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 1.7 shall not (x) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Seller by Buyer or such underwriter for use in connection with the preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto, or (y) inure to the benefit of any underwriter or any person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the person asserting the claim at or prior to the delivery of certificates representing Covered Shares or of written confirmation of the sale of Covered Shares to such person and if the untrue statement or omission concerned had been corrected in such final prospectus.

     1.8 In the case of a registration effected by the Seller pursuant to this Section 1, Buyer and each underwriter of the Covered Shares to be registered shall severally agree in the same manner and to the same extent as set forth in Section 1.7 to indemnify and hold harmless the Seller, each person who controls the Seller, the directors of the Seller and those of its officers who shall have signed any such registration statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if and to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Seller by Buyer or any such underwriter, respectively, expressly for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment or supplement thereto.

     1.9  Each party entitled to indemnification under Sections 1.7 or
1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party (jointly with any other Indemnifying Party similarly notified) may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. The indemnity agreements in this Section 1 shall be in addition to any liabilities that the indemnifying parties may have pursuant to law.

     1.10 If the indemnification provided for in this Section 1 shall be unavailable to or insufficient to hold harmless an Indemnified Party under Sections 1.7 or 1.8 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Indemnifying Parties shall contribute to the amount paid or payable by such Indemnified
Party as a result of such losses, claims, damages or liabilities
(or actions in respect thereof) in such proportions as are appropriate to reflect the relative benefits received by the respective parties from the offering of the Covered Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the Indemnified Party failed to give the notice required under
Section 1.9, then each Indemnifying Party shall contribute to such amount paid by or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the parties shall be deemed to be in the same proportion as the net proceeds to any such party bear to the total net proceeds from the offering before deducting expenses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the respective party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Buyer agrees not to effect any public sale or distribution of Covered Shares, including a sale pursuant to Rule 144 (or any successor rule) during the thirty (30) days prior to and during the ninety (90) days beginning on the effective date of any registration statement pursuant to Section 1 (except as part of such registration).

2.   Miscellaneous.

     2.1 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     2.2 Severability. Each of the provisions of this Agreement (and each part of each such provision) is severable from every other provision hereof (and every other part thereof). In the event that any provision (or part thereof) contained in this Agreement shall be declared invalid, illegal or unenforceable, in whole or in part, in any jurisdiction and to any extent:

          (a) The validity, legality and enforceability of such provision (or such part thereof) in any other jurisdiction and of the remaining provisions contained in this Agreement (or the remaining parts of such provision, as the case may be) shall not in any way be affected or impaired thereby;

          (b) The application of such provision (or such part thereof) to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby;

          (c) If possible, such provision (or part thereof) shall be construed as closely as possible to conform to the intent of the parties;

          (d) If not susceptible to such construction, such provision (or such part thereof) shall be severed from this Agreement and ineffective to the extent of such invalidity, illegality or unenforceability in such jurisdiction and in such circumstances; and

          (e) The remaining provisions of this Agreement (or the remaining parts of such provision, as the case may be) shall nevertheless remain in full force and effect.

     2.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. It shall not be necessary to produce more than one fully-executed counterpart hereof in any proceeding in order to prove the existence of this Agreement.

     2.4 Governing Law; Venue. The corporate law of Delaware will govern all issues concerning the relative rights of the Seller and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Delaware. It is the intention of the parties that proper venue for any action, suit or proceeding arising pursuant to this Agreement or in connection with the transactions contemplated herein shall be in Wilmington, Delaware. Each party waives the right to demand a jury in any action, suit or proceeding arising pursuant to this Agreement.

     2.5 Notices. All notices provided for under this Agreement shall be in writing and shall be deemed duly given on the date delivered if personally delivered, three days after mailing if mailed by registered or certified mail, on the day after dispatch if dispatched by prepaid courier, or on the date of transmission if delivered by facsimile transmission, in each case:

               If to Seller:
                    Mr. Michael Semmens
                    Electrosource, Inc.
                    2809 Interstate 35 South
                    San Marcos, TX 78666-5930
                    Phone: 512-753-6500
                    Fax:   512-753-6581

               If to Buyer:
               (a)  Mr. Kamal Siddiqi
                    Mytchett Place
                    Mytchett, Surrey GU 16 6DQ
                    ENGLAND
                    Phone: 441-252-520000
                    Fax:   441-252-520800

                    With a copy (not constituting notice) to:
                         Jerry L. Shulman, Esq.
                         Williams & Connolly
                         725 Twelfth Street N.W.
                         Washington, D.C. 20005
                         Phone: 202-434-5510

     2.6 Interpretation. No provision of this Agreement shall be interpreted or construed against any party hereto because that party or its legal representative drafted that provision. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular, the singular the plural, and the part the whole, (ii) references to one gender include all genders, (iii) "or" has the inclusive meaning frequently identified with the phrase "and/or," (iv) "including" has the inclusive meaning frequently identified with the phrase "but not limited to," and (v) references to "hereunder" or "herein" relate to this Agreement as a whole. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Any reference herein to any agreement, including this Agreement, shall be deemed to include such agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person or entity shall be deemed to include the heirs, personal representatives, successors and permitted assigns of such person or entity.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first set forth above.


                              ELECTROSOURCE, INC.



                              By:     /s/ Michael G. Semmens
                                 Michael G. Semmens
                                 President,  CEO and Chairman  of
                                 the Board


                              KAMKORP LIMITED



                              By:     /s/ Kamal Siddiqi
                                 Kamal Siddiqi
                                 Chairman